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EXHIBIT 10.51              FIRST AMENDMENT TO LEASE

         This First Amendment to Lease ("Amendment") is made and entered into as of November 20,1998 by and between MARINA WESTSHORE PARTNERS, LLC, a California limited liability company ("Landlord") and QRS CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

         A . Landlord and Tenant entered into that certain lease captioned "Marina Bay Business Park Office Lease" dated as of May 15, 1998 (the "Lease") -

         B . Landlord and Tenant have discussed modifications to the Lease, including the addition of certain space to the premises, and have reached an agreement thereon, as set forth below.

         NOW, THEREFORE, for mutual consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

         1. The Basic Lease Information is hereby amended as follows, effective January 1, 1999: (i) the Rentable Area of the Premises is increased by 16,940 Square Feet ("Additional Space") for a total of 22,528 Square Feet;
(ii) the Additional Space is shown on revised EXHIBIT A attached hereto, which replaces the original EXHIBIT A attached to the Lease (iii) the Fixed Rent payable monthly is increased $34,467.84 ($413,614.08 per annum); (iv) Tenant's Share is increase to 17.58%; and (v) the Security Deposit is increased to $34,467.84. Tenant shall pay Landlord the $25,917.84 increase in the Security Deposit within five days after mutual execution of this Amendment.

         2. Section 3.1 is amended by adding the following language at the end of such Section:

         Tenant and an affiliate of Landlord, Marina Bay Partners, LLC ("MBP") have entered into a lease (the "MBP Lease") for certain real property adjacent to the Property in contemplation of MBP constructing an office building thereon in which Tenant will occupy approximately 47,625 square feet (the "New Premises"). The New Premises are intended to replace the Premises leased by Tenant under this Lease. Accordingly, and subject to MBP's completion of the New Premises pursuant to the MBP Lease, upon the occurrence of the Commencement Date as defined in the MBP Lease and Tenant's vacation of the Premises in the condition required Under this Lease, this Lease shall terminate and Tenant shall have no further obligations hereunder, including without limitation, the obligation to pay Rent.


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         3. Landlord shall make the following improvements to the Additional
Space, such improvements to be completed by Landlord in a good and workmanlike manner prior to January 1, 1999:

               (a) Landlord shall prepare for office use the existing Galaxy Brands warehouse space of approximately 7,250 square feet by installing new building standard carpeting in the color selected by Tenant, HVAC and drop ceiling improvements consistent with such improvements in the office portions of the Premises currently occupied by Tenant.

               (b) Landlord shall install windows in place of the roll-up doors and roll-up knockout panels on the west side of Building C, consistent with the windows currently in place on the west side of Building C.

               (c) Landlord shall upgrade and expand the existing restrooms in the Additional Space by installing a shower and two toilets in the women's restroom and one toilet and one urinal in the men's restroom, such improvements to be building standard quality and in compliance with all applicable laws, including without limitation, the Americans With Disabilities Act.

         4. Landlord shall provide Tenant access to the Additional Space prior to January 1, 1999 to enable Tenant to make the following improvements thereto:
Tenant may recarpet the portions of the Additional Space that Landlord is not recarpeting pursuant to Section 3(a) above. Tenant may also repair and repaint any damaged areas of the Additional Space. Tenant may make other improvements to the Additional Space, subject to Tenant's compliance, with Section 9.1 of the Lease. To the extent that Tenant performs any work hereunder prior to January 1, 1999, Tenant shall schedule and perform such work to minimize interference with Landlord's performance and completion of the improvements to be made by Landlord pursuant to Section 3 above.

         5. Section 26 of the Lease is amended by deleting Sections 26.1, 26.2 and 26.3 therefrom, and adding a new Section 26.1 to read in full as follows:

               26.1 EXPANSION SPACE. In the event that NTI vacates the space in the Building currently occupied by NTI, consisting of approximately 6,912 square feet of space (the "Expansion Space"), Tenant shall have the option to add the Expansion Space to the Premises. Tenant shall have thirty (30) days following Tenant's receipt of written notice from Landlord that the Expansion Space will be vacated by NTI to provide notice of exercise of such option. In the event that Tenant so exercises its option hereunder, the Expansion Space shall become a part of the Premises effective upon the later of the date that NTI vacates such space or thirty (30) days following the date that Tenant gives Landlord its exercise notice. The Expansion Space shall be leased by Tenant in an "AS
IS" condition, Fixed Rent for the Expansion Space shall be paid on the same basis per square foot as Fixed Rent on the existing Premises, Tenant's Share shall be increased to reflect the additional



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square footage of the Premises, and the Lease shall be amended to reflect the inclusion of the Expansion Space.

         6. LXR Biotechnologies, Inc. occupies certain space adjacent to the Premises constituting approximately 32,000 square feet (the "LXR Space"). Provided no event of default by Tenant under the Lease has occurred and is continuing at the time the LXR Space (or portion thereof) becomes available, if any portion of the LXR Space becomes available for lease from Landlord, Tenant shall have the right of first refusal to lease all of the LXR Space, or any portion of the LXR Space selected by Tenant, provided such portion is adjacent to the Premises. Tenant may exercise its right with regard to the LXR Space ("LXR Space Option") by giving Landlord written notice of exercise (the "Exercise Notice") within 30 days of Tenant's receipt of Landlord's written notice that the LXR Space has become available for lease from Landlord. Tenant's exercise notice shall identify the portion (if not all) of the LXR Space to be leased by Tenant (the "Added LXR Space"). In the event that Tenant exercises the LXR Space Option, the Added LXR Space shall be leased by Tenant in an "AS IS" condition, Fixed Rent for the Added LXR Space shall be paid on the same basis per square foot as Fixed Rent on the existing Premises, Tenant's Share shall be increased to reflect the additional square footage of the Premises, and the Lease shall be amended to reflect the inclusion of the Added LXR Space. Landlord acknowledges that no other tenant of Marina Bay Business Park or any other party has a right of first refusal or expansion option with respect to the LXR Space.

         7. Section 27 of the Lease is amended to read in full as follow:

         Section 27.  OPTION TO EXTEND

         Provided no event of default by Tenant under the Lease has occurred and is continuing at the time of delivery of an Extension Notice, Tenant shall have the right to extend the Term of this Lease for two (2) five (5) year terms (each an "Extended Term") upon prior written notice to Landlord given not later than six (6) months prior to the expiration of the initial Term ("Extension Notice"); provided however that the Extension Notice must be given as to the second Extended Term not later than twenty-four (24) months prior to the expiration of the first Extended Term. It is understood and agreed that Tenant's submittal of each Extension Notice shall bind Tenant to a five (5) year extension of this Lease. Each Extended Term shall be on the same terms and conditions as provided in this Lease, except that (i) Tenant shall occupy the Premises in its then "AS IS" condition, (ii) the Fixed Monthly Rent from January, 1, 2001 through December 31, 2001, shall be $1.58 per square foot of Rentable Area of the Premises, and (iii) thereafter, the Fixed Monthly Rent shall be $1.60 per square foot of Rentable Area of the Premises.

         8. This Amendment shall be effective upon execution by Landlord and Tenant and, except as amended herein, the Lease shall remain in full force and effect.



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         9. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.

                                     LANDLORD:

                                     MARINA WESTSHORE PARTNERS,
                                     LLC, a California limited liability company


                                     By: /s/ Richard R. Poe
                                        ----------------------------------------
                                             Richard R. Poe
                                     Its:    Manager


                                     TENANT:

                                     QRS CORPORATION,
                                     a Delaware corporation


                                     By: /s/ Peter Papano
                                        ----------------------------------------
                                         Name:  Peter Pano
                                         Title: VP FINANCE



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